As filed with the Securities and Exchange Commission on November 8, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

under

the Securities Act of 1933

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware		54-18652710
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania 19004 (610) 660-7817 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

William V. Carey Chief Executive Officer Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania 19004 (610) 660–7817	Frank R. Adams Dewey Ballantine LLP 1301 Avenue of the Americas New York, New York 10019 (212) 259-8000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price (1)(2)(3)	Amount of Registration Fee
Common Stock, par value $0.01 per share	$120,000,000	$12,840

(1)	The securities registered consist of an indeterminate number of shares of common stock with an aggregate offering price not to exceed $120,000,000.

(2)	This registration statement also covers any additional shares that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction in accordance with Rule 416(a) under the Securities Act of 1933.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to completion, dated November 8, 2006)

PROSPECTUS

$120,000,000

Central European Distribution Corporation

Common Stock

From time to time, we may sell shares of our common stock. We will specify in an accompanying prospectus supplement the terms of any offering. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “CEDC.” On November 7, 2006, the last reported sale price of our common stock on the Nasdaq Global Select Market was $25.56 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION ENTITLED “ RISK FACTORS” CONTAINED IN ANY SUPPLEMENTS TO THIS PROSPECTUS AND RISK FACTORS IDENTIFIED IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND IN OUR MOST RECENT QUARTERLY REPORT ON FORM 10-Q, AS WELL AS ANY AMENDMENTS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND WHICH ARE INCORPORATED HEREIN BY REFERENCE IN THEIR ENTIRETY.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may sell our common stock directly to investors, through agents designated from time to time or through underwriters or dealers. If any agents or underwriters are involved in the sale of our common stock, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable commissions or discounts. For additional information or the methods of sale, you should refer to the section entitled “Plan of Distribution.” We will also set forth the net proceeds we expect to receive from any sale of our common stock in the accompanying prospectus supplement.

This prospectus is dated                     , 2006

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have subsequently changed.

THE COMPANY

We are the largest vodka producer by value and volume in Poland, and one of the largest producers of vodka in the world. We own approximately 66% of Polmos Białystok S.A., which we refer to as Polmos Białystok, and on October 16, 2006 we announced a tender offer for all shares of Polmos Białystok stock that we do not already own, which will allow us to undertake steps leading to the delisting of Polmos Białystok from the Warsaw Stock Exchange. We also own 100% of Bols Sp. z o.o., which we refer to as Bols. We produce and sell approximately eight and a half million nine-liter cases of vodka per year in the four main vodka segments in Poland: top premium, premium, mainstream and economy. In the Bols distillery, we produce the Bols and Soplica vodka brands among other spirit brands. Bols Vodka is the number one selling premium vodka produced in Poland. Soplica has consistently been one of the top ten selling vodkas sold in Poland in the mainstream segment and increased its market share, based on volume, from 3.0% to 4.4% for the period from September 2005 to September 2006, representing 65% growth and making it one of the fastest growing vodka brands in Poland. Polmos Białystok has the number one selling vodka in Poland (regardless of the price category), Absolwent, which has been number one for the last six years. In addition to Absolwent, Polmos Białystok also produces Zubrówka. The Zubrówka brand is also exported from Poland, mainly to Europe and Japan.

We are the largest distributor for many local and international suppliers of alcoholic beverages in Poland. In addition, we import, distribute and market a selection of products from international suppliers on an exclusive basis in Poland and Hungary. We operate the largest nationwide next-day alcoholic beverage delivery service with 16 distribution centers and 76 satellite branches located throughout Poland. We distribute over 700 brands of alcoholic beverages consisting of a wide range of alcoholic products, including spirits, wine and beer, as well as non-alcoholic beverages.

In addition, we are a leading importer of alcoholic beverages in Poland. We have exclusive rights to import approximately 90 brands of spirits, wine and beer into Poland. We also provide marketing support to the suppliers who have entrusted us with their brands. In 2005, we added a number of exclusive import brands, including the following brands from Remy Cointreau Group: Metaxa Brandy, Remy Martin Cognac, St. Remy Brandy, Galliano Liqueurs, Passoa Liqueur, Bols Liqueurs, and Piper Heidsieck Champagne. Also in 2005, we began importing E&J Gallo wines, Jim Beam Bourbon, Sauza Tequila and Teachers Whisky. We also import our own private label alcohol products such as William’s Whisky, and wine under numerous labels. Our exclusive import portfolio, on a comparable basis, grew in 2005 by 21%, based on sales value over our 2004 results. We have worked diligently to create brand awareness and sales for our exclusive import products. As a result of this, our import portfolio has the number one selling mainstream imported wine in Poland, Carlo Rossi, and the number one selling varietal wine, Sutter Home. In addition, each of the following products that we import on an exclusive basis is the number one seller in Poland in its respective product category: Jim Beam Bourbon, Sierra Tequila, Metaxa Brandy, and the range of Bols Liqueurs.

Our extensive import portfolio includes one of the top imported wine portfolios in Poland. The combination of having must have imported wines and the most popular spirits brands, some of which we import and others that we distribute for multinational drinks companies, gives us a powerful presence in the on-trade, as our clients look to us for a complete portfolio.

In July 2006 we acquired Bols Hungary Kft, a leading alcohol importer and distributor in Hungary, as well as the Royal Vodka trademark, which is the best selling vodka in Hungary and is produced at our Bols subsidiary. Following this acquisition we will continue to look for expansion opportunities within Central and Eastern Europe. On September 26, 2006, we acquired from Lucas Bols B.V., a perpetual, exclusive, royalty-free and sublicensable license to use the Bols Vodka trademark in relation to marketing and sale of our products in Hungary.

Corporate Information

Our principal executive offices are located in Warsaw, Poland at 02-690 Warszawa, ul. Bokserska 66 and our telephone number in Poland is (+48 22) 375 18 00. Our executive offices in the U.S. are located at Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004 and our telephone number at those offices is (610) 660-7817. Our Internet site address is http://www.cedc.com.pl. None of the information posted to our web site is incorporated by reference into this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before purchasing any shares of our common stock, you should carefully consider the specific risk factors identified in our most recent Annual Report on From 10-K and our most recent Quarterly Report on Form 10-Q filed with the SEC, each of which is incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus or the applicable prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this process, we may from time to time, offer and sell in one or more offerings shares of our common stock with an aggregate offering price of up to $120,000,000. This prospectus provides you with a general description of our common stock. Each time we sell common stock pursuant to the registration statement we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. In the event that any prospectus supplement is presented in a language other than English, the English language version of that prospectus supplement filed with the SEC will be a fair and accurate translation of that prospectus supplement in accordance with Rule 403 of the Securities Act of 1933. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” in both this prospectus and the accompanying prospectus supplement.

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

Whenever we refer to “we,” “our” or “us” in this prospectus, we mean Central European Distribution Corporation and its subsidiaries taken as a whole. When we refer to “you” or “yours,” we mean the holders or prospective purchasers of the applicable series of securities.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference into this prospectus contain forward-looking statements, which provide our current expectations or forecasts of future events. These forward-looking statements may be identified by the use of forward-looking terminology, including the terms “aim”, “continue”, “could”, “forecast”, “guidance”, “plan”, “potential”, “predict”, “project”, “believes,” “estimates,” “anticipates,” “expects,” “intends,” “may,” “will” or “should” or, in each case, their negative, or other variations or comparable terminology, but the absence of these words does not necessarily mean that a statement is not forward-looking. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and the documents incorporated by reference into this prospectus and include, without limitation:

•	information concerning possible or assumed future results of operations, trends in financial results and business plans, including those relating to earnings growth and revenue growth, liquidity, prospects, strategies;

•	statements about the level of our costs and operating expenses relative to our revenues, and about the expected composition of our revenues;

•	statements about the integration of our acquisitions;

•	information about the effect of Polish regulations on our businesses;

•	other statements about our plans, objectives, expectations and intentions; and

•	other statements that are not historical facts.

By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity and the development of the industry in which we operate, may differ materially from those anticipated in or suggested by the forward-looking statements contained in this prospectus or documents incorporated by reference in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus or the documents incorporated by reference in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. Important factors that could cause those differences include, but are not limited to:

•	our ability to respond to competitive pressures;

•	risks related to economic conditions and shifts in consumer preferences;

•	our ability to retain key management personnel;

•	changes in the prices of our products and raw materials;

•	risks related to exchange rate movements;

•	risks related to anti-monopoly and other government regulation of our business;

•	the possible adverse impact of our substantial leverage and our ability to meet significant debt service obligations; and

•	our compliance with restrictive debt covenants.

We urge you to read and carefully consider our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q filed with the SEC, each of which is incorporated by reference in this prospectus, for a more complete discussion of the factors that could affect our future performance and the industry in which we operate. In light of these risks, uncertainties and assumptions, the forward-looking events described in this prospectus or documents incorporated by reference in this prospectus may not occur or may not occur as contemplated.

You should not place undue reliance on these forward-looking statements because they reflect our judgment only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of such documents. We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements referred to above and contained elsewhere in this prospectus or in documents incorporated by reference.

USE OF PROCEEDS

We will have broad discretion over the use of the net proceeds to us from any sale of our common stock under this prospectus. Except as described in any prospectus supplement, we currently anticipate that the net proceeds from any sale of our common stock under this prospectus will be used in connection with our acquisition of the remaining shares of Polmos Białystok S.A. that we do not already own, and for general corporate purposes, including to finance our ongoing market expansion in Poland and elsewhere in Central and Eastern Europe, which may include the use of net proceeds for the acquisition of other businesses.

PLAN OF DISTRIBUTION

We may sell our common stock through underwriters or dealers, through agents, or directly to one or more purchasers. The accompanying prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters;

•	the purchase price of the common stock and the proceeds we will receive from the sale;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, they may acquire the common stock for their own account and may resell the stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the shares of common stock offered by the prospectus supplement if any such shares are purchased. After commencement of an offering, the public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may use underwriters with whom we have a material relationship. We will describe such relationships in the prospectus supplement naming the underwriter.

We may sell common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of common stock, and we will describe any commissions that must be paid to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best–efforts basis for the period of its appointment.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Rules of the Securities and Exchange Commission may limit the ability of any underwriters to bid for or purchase shares before the distribution of the shares is completed. However, underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing transactions — Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

•	Over–allotments and syndicate covering transactions — Underwriters may sell more shares of our common stock than the number of shares that they have committed to purchase in any underwritten offering. This over–allotment creates a short position for the underwriters. The underwriters must close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.

•	Penalty bids — If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the shares.

If commenced, the underwriters may discontinue at any time any of the activities described above.

Any underwriters who are qualified market makers on The Nasdaq Global Select Market may engage in passive market making transactions in the common stock on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

INCORPORATION OF DOCUMENTS BY REFERENCE

We “incorporate by reference” into this prospectus the information we file with the SEC. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. Any portions of documents we file with the SEC that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934 are not incorporated by reference in this prospectus. The information incorporated by reference is deemed to be part of this prospectus supplement, except for information incorporated by reference that is modified or superseded by information contained in any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus (which will exclude information in such documents that is “furnished” but not “filed”). Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the SEC is incorporated or deemed to be incorporated by reference herein (which will exclude information in such documents that is “furnished” but not “filed”) modifies or supersedes that statement. We are incorporating by reference the documents listed below (excluding information in such documents that is not deemed to be filed) and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (excluding information in such documents that is not deemed to be filed) after the initial filing of the registration statement that contains this prospectus and prior to the termination of the offering of common stock made hereby, including any reports that we file after the initial filing date of the registration statement and before the registration statement becomes effective:

Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 14, 2006 (File No. 000-24341)

Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 filed on May 10, 2006 (File No. 000-24341)

Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 filed on August 8, 2006 (File No. 000-24341)

Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed on November 8, 2006 (File No. 000-24341)

Current Reports on Form 8-K/A filed on October 17, 2005 (File No. 000-24341)

Current Report on Form 8-K filed on May 3, 2006 (File No. 000-24341)

Current Report on Form 8-K filed on May 26, 2006 (File No. 000-24341)

Current Report on Form 8-K filed on June 16, 2006 (File No. 000-24341)

Current Report on Form 8-K filed on June 27, 2006 (File No. 000-24341)

Current Report on Form 8-K filed on August 22, 2006 (File No. 000-24341)

Current Report on Form 8-K filed on September 28, 2006 (File No. 000-24341)

The description of our common stock contained in our registration statement on Form 8-A under the Exchange Act of 1934 as filed on May 21, 1998, including any amendment or report filed for the purpose of updating such description (File No. 000-24341).

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by calling our Corporate Secretary at (610) 660-7817 or writing to us at the following address:

Central European Distribution Corporation

Attention: Corporate Secretary

Two Bala Plaza, Suite 300

Bala Cynwyd, Pennsylvania 19004

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC in accordance with the Securities Exchange Act of 1934. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We file materials electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s Internet site is http://www.sec.gov. Our Internet site address is http://www.cedc.com.pl. None of the information posted to our web site is incorporated by reference into this prospectus.

LEGAL OPINIONS

Dewey Ballantine LLP, New York, New York will pass upon the validity of the common stock offered under this prospectus.

EXPERTS

Our consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, have been so incorporated in reliance on the report of PricewaterhouseCoopers Sp. z o.o., an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

The audited historical financial statements of Botapol Holding B.V. and the audited historical financial statements of Przedsiebiorstwo “Polmos” Białystok S.A. included in the Current Reports on Form 8-K/A of Central European Distribution Corporation dated October 17, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers Sp. z o. o., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid by us, other than underwriting discounts and commissions payable by us, in connection with the sale of the common stock being registered hereby. All amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$12,840
Legal Fees and Expenses	970,000
Accounting Fees and Expenses	450,000
Printing and Engraving Expenses	50,000
Miscellaneous	5,000

Total	$1,487,840

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, generally, that a corporation may indemnify any person made a party to any action, suit or proceeding by reason of the fact that the person is or was a director or officer of the corporation. Other than in the case of an action by or in right of the corporation, the corporation may indemnify the director or officer against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. In the case of an action or suit by or in right of the corporation, the corporation may indemnify the director or officer against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such action or suit. In either case, the director or officer must have acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify any person in connection with an action or suit by or in right of the corporation for matters as to which such person is adjudged to be liable to the corporation, unless a court determines that, despite such adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in the prior paragraph or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

To the maximum extent permitted by law, our bylaws provide for mandatory indemnification of our directors and officers against any expense, liability and loss to which they may become subject, or which they may incur as a result of being or having been a director or officer our company. In addition, we must advance or reimburse directors and officers for expenses incurred by them in connection with indemnifiable claims. We also maintain directors’ and officers’ liability insurance.

Section 102(b)(7) of the DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors’ fiduciary duty of care. Although Section 102(b)(7) does not change the directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of directors to us or our stockholders to the fullest extent permitted by Section 102(b)(7). Specifically, our directors are not personally liable for monetary damages to us or our stockholders for breach of the director’s fiduciary duty as a director, except for liability: (a) for any breach of the director’s duty of loyalty to us or our stockholders; (b) for acts or omissions in bad faith or that involve intentional misconduct or a knowing violation of law; (c) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or (d) for any transaction from which the director derived an improper personal benefit.

Item 16.	Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No	Description
*1.1	Underwriting Agreements

4.1	Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the registrant’s Registration Statement on Form SB–2 filed on December 17, 1997 (File No. 333–42387))

4.2	Certificate of Amendment of Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the registrant’s Quarterly Report on Form 10–Q filed on May 10, 2004 (File No. 000-24341))

4.3	Certificate of Amendment of Certificate of Incorporation (incorporated by reference from Exhibit 99.2 to the registrant’s Current Report on Form 8-K filed on May 3, 2006 (File No. 000-24341))

4.4	Amended and Restated Bylaws (incorporated by reference from Exhibit 99.3 to the registrant’s Current Report on Form 8-K filed on May 3, 2006 (File No. 000-24341))

4.5	Specimen certificate of common stock of the Company (incorporated by reference from Exhibit 4.1 to the registrant’s Registration Statement on Form SB–2 filed on December 17, 1997 (File No. 333–42387))

*5.1	Opinion of Dewey Ballantine LLP

*23.1	Consent of Dewey Ballantine LLP (included as part of Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers Sp. z o.o.

24.1	Power of Attorney (included with signature pages)

*	To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Warsaw, Poland, on November 8, 2006.

Central European Distribution Corporation

By	/s/ William V. Carey
	Name:	William V. Carey
	Title:	Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Central European Distribution Corporation, do hereby constitute and appoint William V. Carey and Chris Biedermann and each and either of them, our true and lawful attorneys–in–fact and agents, with full power of substitution and resubstitution, to do any and all acts and things in our names and our behalf in our capacities as directors and officers and to execute any and all instruments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post–effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on November 8, 2006.

Signature	Title

/s/ William V. Carey William V. Carey	Chairman of the Board, President and Chief Executive Officer (principal executive officer)

/s/ Christopher Biedermann Christopher Biedermann	Vice President and Chief Financial Officer (principal financial and accounting officer)

/s/ David Bailey David Bailey	Director

/s/ Dominique Hériard Dubreuil Dominique Hériard Dubreuil	Director

/s/ N. Scott Fine N. Scott Fine	Director

/s/ Tony Housh Tony Housh	Director

/s/ Robert P. Koch Robert P. Koch	Director

/s/ Jan W. Laskowski Jan W. Laskowski	Director

/s/ Markus Sieger Markus Sieger	Director

EXHIBIT INDEX

Exhibit No	Description
*1.1	Underwriting Agreements

4.1	Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the registrant’s Registration Statement on Form SB–2 filed on December 17, 1997 (File No. 333–42387))

4.2	Certificate of Amendment of Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the registrant’s Quarterly Report on Form 10–Q filed on May 10, 2004 (File No. 000-24341))

4.3	Certificate of Amendment of Certificate of Incorporation (incorporated by reference from Exhibit 99.2 to the registrant’s Current Report on Form 8-K filed on May 3, 2006 (File No. 000-24341))

4.4	Amended and Restated Bylaws (incorporated by reference from Exhibit 99.3 to the registrant’s Current Report on Form 8-K filed on May 3, 2006 (File No. 000-24341))

4.5	Specimen certificate of common stock of the Company (incorporated by reference from Exhibit 4.1 to the registrant’s Registration Statement on Form SB–2 filed on December 17, 1997 (File No. 333–42387))

*5.1	Opinion of Dewey Ballantine LLP

*23.1	Consent of Dewey Ballantine LLP (included as part of Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers Sp. z o.o.

24.1	Power of Attorney (included with signature pages)

*	To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated herein by reference.